UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIODRAIN MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIODRAIN MEDICAL, INC.
2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120
Telephone: (651) 389-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 14, 2011
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of BioDrain Medical, Inc. (the “Company”) on June 14, 2011, at 3:30 p.m. (Central Daylight Time) at the Company’s offices, located at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120, for the following purposes:

1.	To re-elect six directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

3.	To approve an amendment of the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 7,000,000.

4.	To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 20, 2011.  Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

Kevin R. Davidson
President, Chief Executive Officer, Chief Financial
Officer and Director

Mendota Heights, Minnesota
May 1, 2011

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement.   Any shareholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 14, 2011:

The Proxy Statement and 2010 Annual Report to Shareholders are
available at www.Biodrainmedical.investorroom.com.

BIODRAIN MEDICAL, INC.
2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120
Telephone: (651) 389-4800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of BioDrain Medical, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s offices, located at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120 on June 14, 2011, at 3:30 p.m. (Central Daylight Time), including any adjournments or postponements of the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 9, 2011, to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 20, 2011, will be entitled to vote at the Annual Meeting.  On the record date, there were 21,479,084 shares of common stock of the Company outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on April 20, 2011, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a shareholder of record.  As a shareholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 20, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three (3) matters scheduled for a vote:

•	To re-elect six directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

•	To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

•	To approve an amendment of the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 7,000,000.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify.  For ratification of the Board of Director’s selection of Olsen Thielen & Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and the amendment of the Company’s 2008 Equity Incentive Plan to increase the shares authorized for issuance, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Shareholder of Record:  Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive. If you would like directions to our offices, please call (651) 389-4800.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to 303-282-5800. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on June 13, 2011, to be counted.

•
To vote by email, complete, sign and date the enclosed proxy card and scan and email it to rsingleton@corporatestock.com.   Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on June 13, 2010, to be counted.

•
To vote on the Internet, go to https://secure.corporatestock.com/vote/php to complete an electronic proxy card.  Please have the enclosed proxy card available.  Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on June 13, 2011, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank.  Alternatively, you may vote by email or over the Internet as instructed by your broker or bank.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

Except as set forth below regarding cumulative voting for directors, on each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, “For” the ratification of the selection of Olsen Thielen & Co., Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2011, and “For” the increase of the amount of shares authorized under an 2008 Equity Incentive Plan to 7,000,000 shares of common stock.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using its best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our 2010 Annual Report to Shareholders are available at www.Biodrainmedical.investorroom.com.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Is cumulative voting permitted for the election of directors?

 With respect to the election of directors only, each shareholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, (a) the Company has received written notice before the Annual Meeting of such shareholder’s intent to cumulate his or her votes, or (b) such notice is given by a shareholder to the presiding officer at the Annual Meeting before the election of directors occurs. If you are providing written notice prior to the Annual Meeting of your intent to cumulate your votes for the election of directors, please send such notice to our Secretary at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120. If there is cumulative voting for directors, the votes that you will be able to cast in the election of directors will be equal to the number of shares you hold multiplied by the number of Directors to be elected. You will then be entitled to either 1) give one candidate all such votes or 2) distribute the votes among the director-nominees. For example, if you have 1,000 shares and seven director-nominees are standing for election, you will have 7,000 votes. You may then cast all 7,000 votes for one director-nominee or distribute the 7,000 votes among all or any number of the director-nominees. If there is cumulative voting for the election of directors, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes represented by the shares covered by the proxy and to distribute the votes among the candidates in the proxyholder's discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld. Whether there is cumulative voting or not, directors are elected by a plurality of the votes cast.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange, the ratification of the appointment of Olsen Thielen & Co., Ltd. as the Company’s independent registered public accounting firm is currently considered a routine matter.  The proposed increase in the number of shares reserved under the 2008 Equity Incentive Plan, and the uncontested election of nominees for the Board of Directors are currently considered non-routine matters under the rules of the New York Stock Exchange.

How many votes are needed to approve each proposal?

•
For Proposal 1, the election of directors, who are elected by a plurality, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposals 2 through 3, ratification of the selection of Olsen Thielen & Co., Ltd. as our independent auditors for the fiscal year ending December 31, 2010 and approval of an amendment increasing the amount of authorized shares under the 2008 Equity Incentive Plan to 7,000,000 shares must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 21,479,084 shares outstanding and entitled to vote.  Thus, the holders of 10,739,543 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

When are shareholder proposals due for the 2012 Annual Meeting?

Any appropriate proposal submitted by a shareholder and intended to be presented at the 2012 Annual Meeting must be submitted in writing to our Secretary at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120, and received no later than February 10, 2012, to be includable in the Company’s proxy statement and related proxy. A shareholder proposal will need to comply with the Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement, or to vote against, shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors may be comprised of not less than three, nor more than seven directors, who need not be shareholders of the Company.   Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term and until the director’s successor is elected and qualified.

The directors of the Company do not have a definite term of office, and each director serves until his successor is elected and duly qualified.   The Company does not have a Governance/Nominating Committee. The entire Board of Directors will consider director candidates recommended by shareholders. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder. To nominate a director, shareholders must submit such nomination in writing to our Secretary at 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120.   The Board set the number of directors at six and nominated Lawrence W. Gadbaw, Kevin R. Davidson, Chad A. Ruwe, Peter L. Morawetz, Thomas J. McGoldrick and Andrew P. Reding for re-election at the Annual Meeting.

 Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting at which a quorum is present. The nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.   If there is cumulative voting in the election of directors, as set forth in the “ Questions and Answers about this Proxy Material and Voting” section above, such persons may distribute the votes represented by each proxy among such nominees in such proportion as determined in their discretion, unless the person giving the proxy specifically instructed otherwise. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

The following is a brief biography for each nominee for director.

Name	Age	Position
Directors:
Lawrence W. Gadbaw (2)	73	Chairman of the Board of Directors
Kevin R. Davidson	51	President, Chief Executive Officer, Chief Financial Officer and Director
Chad A. Ruwe	46	Chief Operating Officer and Director
Peter L. Morawetz (1)	83	Director
Thomas J. McGoldrick (1)	69	Director
Andrew P. Reding (2)	41	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

NOMINEES FOR ELECTION

Lawrence W. Gadbaw.   Mr. Gadbaw has served as a director and Chairman of the Board since our inception in 2002. He served as our President and Chief Executive Officer from 2002 to 2006 and Executive Vice President Business Development from 2006 to 2008. From 2008 to the present Mr. Gadbaw has been retired.  Mr. Gadbaw was Chairman of Health Care Marketing, Inc., a manufacturer and marketer of health care products, since 1992. From 1990 to 1992, he was President, Chief Operating Officer and Director of Augustine Medical, Inc., a manufacturer of hypothermia treatment products. Mr. Gadbaw was President, Chief Executive Officer, Treasurer and Director of Bio-Vascular, Inc., a manufacturer of tissue and biosynthetic-based medical devices and grafts for cardiovascular surgery, from 1985 to 1989. From 1979 to 1981, he was Director of Sales and Marketing for Medical Incorporated, a manufacturer of cardiovascular products. Mr. Gadbaw was General Manager of Sween Corporation, a manufacturer of health care products, from 1977 to 1979. He held numerous positions in marketing and sales with Medtronic, Inc., a manufacturer and distributor of cardiovascular products from 1967 to 1977, including the position of Director of U.S. Sales. We believe Mr. Gadbaw’s experience in the healthcare and medical device industries as well as being a co-founder of BioDrain makes him a valuable member of the Board.

Kevin R. Davidson.      Mr. Davidson has served as our President, Chief Executive Officer and a director since 2006 and Chief Financial Officer since January 2009. He has over 20 years of experience in the medical technology sector. He has been the Chief Financial Officer of three medical technology companies including his most recent position from 2002 to 2006 as Chief Financial Officer, Vice President of Business Development at OrthoRehab, Inc., where he led the successful sale of the organization to Otto Bock GmbH. In addition to his Chief Financial Officer experience, Mr. Davidson was an investment banker in the medical technology sector as a Managing Director with the Arthur Andersen Global Corporate Finance Group from 1998 to 2002, where he led and closed several transactions in this sector. Mr. Davidson also has experience in the corporate development function in the medical area, including holding positions at St. Jude Medical, Inc. from 1989 to 1992. In addition, he has extensive domestic and international experience as a management consultant in this area. Mr. Davidson received a BA in Economics from Gustavus Adolphus College in 1982 and an MBA from The Colgate Darden Graduate School of Business Administration at the University of Virginia in 1986.

Chad A. Ruwe .    Mr. Ruwe became our Executive Vice President of Operations in 2008 and was promoted to Chief Operating Officer and a director in 2009. He has over 20 years experience in global business leadership in critical fluid management industries focused on containment, management, and delivery of highly toxic and corrosive fluids. From 2002 to 2007, he held several senior management positions with Entegris, Inc., including General Manager of NT International, a wholly-owned subsidiary of Entegris, from March 2002 to December 2003, Vice President of the Fluid Handling Systems business, Vice President of Corporate Marketing from August 2005 to January 2006, Vice President of the Semiconductor business and Vice President & General Manager of the Liquid Micro-Contamination business from January 2006 to December 2008. From March 1996 to February 2002, Mr. Ruwe was with Tescom Corporation (now part of Emerson’s Climate Technologies Group) serving as Vice President & General Manager of the High Purity Controls Division and Hankuk Tescom, Ltd., an assembly and test facility in South Korea. Mr. Ruwe held several management level positions at Parker Hannifin Corporation from 1987 to 1996. Mr. Ruwe has previously served on the board of directors for two early stage venture start-ups. He holds a Master of Science degree in Management, specializing in Operations Research, from the University of Alabama, Huntsville, and he received his Bachelor of Science degree in Mechanical Engineering, specializing in Fluid Dynamics, from The Ohio State University in Columbus, Ohio.

Peter L. Morawetz, PhD.      Dr. Morawetz has been a consultant to development-stage companies in the medical and high technology field and has been retired since 2005. He has served as a director of the Company since its inception in 2002. From 1985 to 2002, he provided consulting services in the fields of technology and product positioning for a large number of U.S. and foreign corporations. Notable clients included Medtronic, EMPI, Hutchinson Technologies, Minntech, Bauer Biopsy Needles, American Medical, Lectec and Walker Reading Technologies. In the course of a thirty-year career, he covered progressively important positions in engineering and R&D management. His contributions include development of neurological devices at Medtronic, Inc. from 1971 to 1981 and EMPI, Inc. from 1981 to 1985, as well as magnetic-storage devices at Univac from 1958 to 1961 and again from 1965 to 1967 and Fabri-Tek from 1961 to 1965. He has seven patents and has been active in market planning and corporate development. We believe that Dr. Morawetz’s extensive consulting experience with development-stage companies and role as a co-founder of BioDrain are strong endorsements for membership on our Board.

Thomas J. McGoldrick.      Mr. McGoldrick has served as a director of the Company since 2005. Mr. McGoldrick has been retired since 2005. Prior to that, he served as Chief Executive Officer of Monteris Medical Inc. from November 2002 to November 2005. He has been in the medical device industry for over thirty years and was co-founder and Chief Executive Officer of Fastitch Surgical in 2000. Fastitch is a startup medical device company with unique technology in surgical wound closure. Prior to Fastitch, Mr. McGoldrick was President and Chief Executive Officer of Minntech from 1997 to 2000. Minntech was a $75 million per year publicly traded (Nasdaq-MNTX) medical device company offering services for the dialysis, filtration, and separation markets. Prior to employment at Minntech from 1970 to 1997, he held senior marketing, business development and international positions at Medtronic, Cardiac Pacemakers, Inc. and Johnson & Johnson. Mr. McGoldrick is on the board of directors of two other startup medical device companies. We believe Mr. McGoldrick’s experience as CEO of a public company and extensive experience in the medical device industry provide valuable insight on our Board.

Andrew P. Reding.     Mr. Reding is an executive with extensive experience in sales and marketing of capital equipment for the acute care markets. He has served as a director of the Company since 2006 and he is currently the President and Chief Executive Officer of TRUMPF Medical Systems, Inc., a position he has held since April 2007. Prior to that, he was Director of Sales at Smith & Nephew Endoscopy from December 1994 to May 2006 and he served as Vice President of Sales and Director of Marketing with Berchtold Corporation from May 2006 to April 2007. His experience is in the marketing and sales of architecturally significant products for the operating room, emergency department and the intensive care unit. Mr. Reding has successfully developed high quality indirect and direct sales channels, implemented programs to interface with facility planners and architects and developed GPO and IDN portfolios. Mr. Reding holds a bachelors degree from Marquette University and an MBA from The University of South Carolina. We believe Mr. Reding’s strong experience in sales and marketing of capital equipment to hospital operating rooms provides unique insight into the industry we serve and makes him a valued member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

 Although we are not required to comply with the Nasdaq Stock Market (“Nasdaq”) listing standards, we use these listing standards as our guide toward determining independence of our directors and other areas of corporate governance. Under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors and nominees are independent directors within the meaning of the Nasdaq listing standards: Messrs. Gadbaw, McGoldrick and Reding and Dr. Morawetz. In making this determination, the Board of Directors found that none of these directors and nominees had a material or other disqualifying relationship with the Company. Mr. Davidson, the Company’s President, Chief Executive Officer, and Chief Financial Officer, and Mr. Ruwe, the Company’s Chief Operating Officer, are not independent directors by virtue of their employment with the Company.

LEADERSHIP STRUCTURE

 We have separate individuals serving as Chairman of the Board and as President and Chief Executive Officer. The President and CEO is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the President and CEO, sets the agenda for meetings of the Board and presides over meetings of the full Board. The Company believes this structure strengthens the role of the board in fulfilling its oversight responsibility and fiduciary duties to the Company’s shareholders while recognizing the day-to-day management direction of the Company by its President and CEO, Kevin R. Davidson.

OVERSIGHT OF RISK MANAGEMENT

Board-level risk oversight is primarily performed by our full Board, although the Audit Committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the Board and the Audit Committee, intended to identify and analyze risks that face the Company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which a full analysis and risk mitigation plan are necessary. The Board (or the Audit Committee, with respect to risks related to internal controls, financial and accounting matters) monitors risk mitigation action plans developed by management, in order to ensure such plans are implemented and are effective in reducing the targeted risk.

CODE OF ETHICS AND BUSINESS CONDUCT

On November 14, 2008, the Board adopted the Code of Ethics of BioDrain Medical, Inc. that applies to all officers, directors and employees of the Company. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics was filed as Exhibit 14 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 12, 2009.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

BioDrain Medical, Inc. Board of Directors
Attention: Secretary
2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during the fiscal year ended December 31, 2010.  All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served and which were held during the period for which they were directors or committee members.  In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company’s Articles of Incorporation, as amended, By-Laws and Minnesota law.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2010, the Board of Directors maintained two committees:  the Audit Committee and the Compensation Committee.  The following table provides membership and meeting information for fiscal 2010 for each of the committees of the Board of Directors in existence through December 31, 2010:

Name	Audit	Compensation
Lawrence W. Gadbaw	X
Kevin R. Davidson
Chad A. Ruwe
Peter L. Morawetz, PhD		X
Thomas J. McGoldrick		X
Andrew P. Reding	X
Total meetings in fiscal 2010	4	2

           Below is a description of each committee of the Board of Directors as such committees are presently constituted.  The Board of Directors has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

 The functions of the Audit Committee include, among other things:

•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•
coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department; and

•
communicating directly with the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Our Audit Committee currently consists of Mr. Gadbaw, as the chairperson, and Mr. Reding. Each Audit Committee member is a non-employee director of our Board. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Audit Committee met four times in fiscal 2010.

Audit Committee Financial Expert

The Board has determined that neither Mr. Gadbaw nor Mr. Reding is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). As noted above, Mr. Gadbaw and Mr. Reding are independent within the meaning of Nasdaq’s listing standards. The Board of Directors is in the process of evaluating the depth of experience of all board members to determine if any would qualify as an audit committee financial expert and, if so, if they would be willing to serve as the financial expert on the Audit Committee. In the meantime, the Company is not required to meet Nasdaq listing standards, and the full board accepts responsibility for oversight of the Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management and the independent auditors;

(2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with and without management present; and

(3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission.

Lawrence W. Gadbaw, Chair
Andrew P. Reding

Compensation Committee

The Compensation Committee of our Board of Directors currently consists of two directors, Dr. Morawetz, as the chairperson, and Mr. McGoldrick. All members of the Compensation Committee were appointed by the Board of Directors, and consist entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent” as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. In fiscal 2010, the Compensation Committee met two times.

The functions of the Compensation Committee include, among other things:

•	recommending the annual compensation packages, including base salaries, incentive compensation, deferred compensation and stock-based compensation, for our executive officers;

•	administering our stock incentive plans, and subject to board approval in the case of executive officers, approving grants of stock, stock options and other equity awards under such plans;

•	reviewing and making recommendations regarding the terms of employment agreements for our executive officers;

•	developing, recommending, reviewing and administering compensation plans for members of the Board of Directors;

•	reviewing and discussing the compensation discussion and analysis with management; and

•	preparing any compensation committee report required to be included in the annual proxy statement.

 All Compensation Committee recommendations regarding compensation to be paid or awarded to our executive officers are subject to approval by a majority of the independent directors serving on the Board of Directors.

Our Chief Executive Officer may not be present during any Board or Compensation Committee voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers, but may not vote on such items of business.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Dr. Morawetz and Mr. McGoldrick. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Governance/Nominating Committee

The Company does not have a Governance/Nominating Committee. The entire Board of Directors will consider director candidates recommended by shareholders. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder. While the Board of Directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have and the Board of Directors does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board of Directors generally considers: (i) the size of the Board of Directors best suited to fulfill its responsibilities, (ii) the overall composition of the membership of the Board of Directors to ensure that the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds and (iii) the reputation, independence, integrity, education, and business, strategic and financial skills of director nominees. Each of the six nominees for election as a director named in this proxy statement were unanimously recommended by the full Board of Directors for submission to the shareholders of the Company as the Board of Directors’ nominees.

DIVERSITY

The Board of Directors does not currently have a policy regarding attaining diversity on the Board.

VOTE REQUIRED

The Board recommends that you vote “FOR” each of the nominees to the Board set forth in this Proposal 1.  Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Olsen Thielen & Co., Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting.  Olsen Thielen & Co., Ltd. also served as the Company’s independent auditors for the fiscal year ended December 31, 2010.  Representatives of Olsen Thielen & Co., Ltd. are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s By-Laws nor other governing documents or law require shareholder ratification of the selection of Olsen Thielen & Co., Ltd. as the Company’s independent auditors.  However, the Audit Committee of the Board of Directors is submitting the selection of Olsen Thielen & Co., Ltd. to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Olsen Thielen & Co., Ltd.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the fiscal 2010 financial statements, the Company entered into an engagement agreement with Olsen Thielen & Co., Ltd., which sets forth the terms by which Olsen Thielen & Co., Ltd. will perform audit services for the Company.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2009, by Olsen Thielen & Co., Ltd., the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	2010	2009
Audit Fees (1)	$60,103	$96,198
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	1,200
All Other Fees (4)	—	—
	$60,103	$97,398

(1)
Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Also includes fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters and assistance in responding to SEC comment letters.

(2)	There were no audit-related fees in 2010 and 2009.

(3)	Tax Fees consist of fees billed in the indicated year for professional services performed by Olsen Thielen & Co., Ltd. with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Olsen Thielen & Co., Ltd. that is not included within the above category descriptions.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors.  The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors.  The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services.  The Audit Committee has determined that the rendering of the services other than audit services by Olsen Thielen & Co., Ltd. is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The Board recommends that you vote “FOR” the ratification of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm for the Company.  Ratification of Olsen Thielen & Co., Ltd. requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

PROPOSAL 3

INCREASE AUTHORIZED SHARES UNDER 2008 EQUITY INCENTIVE PLAN

The Board of Directors believes that the 2008 Equity Incentive Plan (the “2008 Plan”) helps us retain and motivate eligible employees and helps align the interests of eligible employees with those of shareholders.  The Board of Directors approved the proposed amendment to the 2008 Plan to help ensure that a sufficient reserve of common stock remains available for issuance under the 2008 Plan to allow the Company to continue the plan in the future.  The Board of Directors believes that, based on the substantial amount of additional outstanding equity in the Company, in order to make the 2008 Plan effective and to motivate eligible employees, the number of shares authorized to be issued under the 2008 Plan should be adjusted to reflect the substantial additional outstanding equity of the Company.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to increase the authorized shares under the 2008 Plan from 3,000,000 to 7,000,000.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

A general description of the basic features of the 2008 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 2008 Equity Incentive Plan, which was filed as Exhibit 10.35 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 12, 2008 and is publicly available at www.sec.gov.  The text of the proposed Amendment No. 1 to the 2008 Plan is attached to this proxy statement as Appendix A.

Description of the 2008 Equity Incentive Plan

The 2008 Plan is intended to promote the success of the Company by providing incentives to the Company’s directors, officers, employees and contractors (the “Participants”) by linking their personal interests to the long-term financial success of the Company and to growth in shareholder value.  Under the 2008 Plan, we may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the Non-Qualified Stock Options”), stock appreciation rights (the “Stock Appreciation Rights”), and restricted stock awards (the “Restricted Stock”, together with the Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights, the “Awards”).  The 2008 Plan was adopted on October 31, 2008 and is in effect, subject to the right of the Board of Directors to terminate the 2008 Plan at any time, until all Shares subject to it have been purchased or acquired.  No Awards may be granted under the 2008 Plan after its tenth (10th ) anniversary.

Awards under the 2008 Plan will be evidenced by an Award agreement, which shall be signed by any officer of the Company and by the Participant, and shall contain such terms and conditions as are approved by the committee appointed by the Board of Directors of the Company to administer the 2008 Plan (the “Committee”).

There are currently three million (3,000,000) shares of common stock reserved for issuance under the 2008 Plan, and we are asking the shareholders to approve an increase in the number of shares authorized for issuance under the 2008 Plan to seven million (7,000,000) shares of common stock.  If an Award under the 2008 Plan terminates, expires, or lapses for any reason, any stock subject to such Award becomes available for the grant of an Award under the 2008 Plan.

In the event that the outstanding shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, an appropriate adjustment shall be made in the number and kind of shares as to which Awards may be granted under the 2008 Plan and as to which outstanding Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event.

Administration of the 2008 Plan

The 2008 Plan is administered by a committee, the members of which are appointed from time to time by and at the discretion of, the Board of Directors.  Currently the Compensation Committee also serves as the committee for administration of the Plan (the “Committee”). Subject to the provisions of the 2008 Plan, the Committee has full power to construe and interpret the 2008 Plan and to establish; amend or waive rules for its administration; and to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee.  In no event shall the Committee have the right to: (i) cancel outstanding Incentive Stock Options, Non-Qualified Stock Options or Stock Appreciation Rights for the purpose of replacing or re-granting such awards with an exercise price that is less than the original exercise price of such award; or (ii) change the exercise price of an Incentive Stock Option, Non-Qualified Stock Option, or Stock Appreciation Right to an exercise price that is less than the original exercise price without first obtaining the approval of the shareholders of the Company.

Incentive Stock Options and Non-Qualified Stock Options

Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have the sole discretion, subject to the requirements of the 2008 Plan, to determine the actual number of shares subject to the options granted to any Participant, and to determine whether an option will be granted as an Incentive Stock Option or a Non-Qualified Stock Option.  The Committee shall impose such restrictions on any shares acquired pursuant to the exercise of an option under the 2008 Plan as it may deem advisable, including without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares are then listed and under any blue sky or state securities laws applicable to such states.  Each option granted hereunder shall, by its terms, not be transferable by the Participant and shall be, during the Participant’s lifetime, exercisable only by the Participant’s guardian or legal representative.  Each option granted under the 2008 Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process, except: (i) each Incentive Stock Option granted under the 2008 Plan shall be transferable only by will or pursuant to the laws of descent and distribution, and shall be during the Participant’s lifetime, exercisable only by the Participant or his guardian or legal representative; and (ii) each Non-Qualified Stock Option granted under the 2008 Plan shall be transferable: (a) by the Participant to a Participant’s family member by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights; (b) by will or pursuant to the laws of descent and distribution; or (c) as otherwise permitted pursuant to the rules or regulations adopted by the SEC under the Securities Act.

Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants at the discretion of the Committee, exercisable in any of the following forms as designated by the Committee at the time of grant: (a) in lieu of options; (b) in addition to options; (c) independent of options; or (d) in any combination of (a), (b), or (c).  No Stock Appreciation Right granted under the 2008 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all Stock Appreciation Rights granted to a Participant under the 2008 Plan shall be exercisable during his lifetime only by such Participant.

Restricted Stock

The Committee, at any time and from time to time, may grant shares of Restricted Stock under the 2008 Plan to such Participants, in such amounts, with such price (if any) and under such other conditions as it shall determine.  Restricted Stock shall at all times for purposes of the 2008 Plan be valued at its fair market value without regard to restrictions.  The shares of Restricted Stock granted under the 2008 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable restriction.  Shares of Restricted Stock granted under the 2008 Plan shall become freely transferable by the Participant after the last day of the period of restriction.

During the period of restriction, Participants holding shares of Restricted Stock granted under the 2008 Plan may exercise full voting rights with respect to those shares, and shall be covered by the provisions of the Company’s Shareholder Rights Plan.

Change in Control

Notwithstanding any requirements for vesting, time of exercisability or period of restriction of any Award as set forth in any Award agreement or as otherwise determined by the Committee, any Award granted under the 2008 Plan, to the extent not already terminated, shall become vested and immediately exercisable, and any period of restriction shall terminate, upon a change in control.

Amendment of the 2008 Plan

No change may be made that increases the total amount of stock which may be issued under the 2008 Plan, changes the class of persons eligible to participate in the 2008 Plan, materially increases the cost of the 2008 Plan or materially increases the benefits to Participants, extends the maximum period after the date of grant during which Incentive Stock Options, Non-Qualified Stock Options or Stock Appreciation Rights may be exercised, or re-prices any previously granted Award by lowering the exercise price or canceling any previously granted Award with a subsequent replacement or re-grant of that same Award with a lower exercise price, unless such change is authorized by our shareholders.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of the Awards, which are authorized to be granted under the 2008 Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options

A participant will not recognize income on the grant or exercise of an Incentive Stock Option.  However, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax.  If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below.  The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss.  If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition.  Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Non-Qualified Stock Options; Stock Appreciation Rights; Restricted Stock

A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, a Stock Appreciation Right, or Restricted Stock.  Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or Stock Appreciation Right is exercised, or in the case of Restricted Stock, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award.  In general, the amount of ordinary income required to be recognized is, (a) in the case of a Non-Qualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of Restricted Stock, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2008 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.  However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a Stock Appreciation Right, and Restricted Stock, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2008 Plan has been designed to allow the Compensation Committee to grant Awards that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

Plan Benefits

The amount and timing of all Awards under the 2008 Plan are determined in the sole discretion of the Committee and therefore cannot be determined in advance. The chart below sets forth the number of shares underlying Options and Restricted Stock that the Company has granted to the following individuals and groups under the 2008 Plan:

	Value of in-the-	Number of Shares			Number of shares
Name and Position	money options ($)(1)	Underlying Options	Value ($)(2)		Restricted Stock

Kevin R. Davidson	―	800,000	$	―	―
President, Chief Executive Officer and Chief Financial Officer
Chad A. Ruwe	―	700,000	$	―	―
Chief Operating Officer
Executive Officer Group	―	1,500,000	$	―	―
Non-executive Director Group	―	85,000		$24,000	300,000
Non-executive Officer Employee Group	―	325,000	$	―	―

(1)
The value of in-the-money options is based upon the $0.08 per share closing bid of the Company’s stock on the Over-The-Counter Bulletin Board on April 20, 2011. The value is the product of the number of shares underlying the options times the spread between $0.08 and the exercise price, provided that is a positive value.

(2)
The value of restricted stock is based upon the $.08 per share closing bid of the Company’s stock on the Over-The-Counter Bulletin Board on April 20, 2011.  The value is the product of the number of shares and $.08.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of December 31, 2010:

	Number of securities to be issued upon exercise of outstanding restricted stock, warrants and options	Weighted-average exercise price of outstanding options, warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,836,817	$0.157	163,083
Equity compensation plans not approved by security holders (2)	1,388,218	$0.236	-

TOTAL	4,225,025	$0.189	163,083

(1)	Includes 816,900 shares of restricted stock and 18,207 warrant shares issued under the 2008 Plan.

(2)
The Company issued stock options to purchase 1,273,218 shares of common stock to employees and directors prior to the adoption of the 2008 Plan and stock options to purchase 115,000 shares of common stock outside of the 2008 Plan after the plan was adopted.

VOTE REQUIRED

The Board recommends that you vote “FOR” the proposal to increase the number of shares of common stock authorized under the 2008 Equity Incentive Plan to 7,000,000.  To increase the amount of authorized shares under the 2008 Equity Incentive Plan there must be an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of the compensation awarded to, earned by or paid to our Chief Executive Officer and the two most highly compensated executive officers as determined in accordance with SEC rules, collectively referred to as the “Named Executive Officers.”

Executive Compensation Components for Fiscal 2010

Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team that will successfully grow our business and create shareholder value. We also utilize base salaries to reward individual performance and contributions to our overall business objectives, but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our stock options and restricted stock awards.

The Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both our Company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Our employment agreement, dated October 4, 2006, with Kevin R. Davidson, President and Chief Executive Officer, provided that his initial annual base salary would be $150,000 and that his base salary for subsequent years is to be determined by the Board. We offered this amount as part of a package of compensation for Mr. Davidson sufficient to induce him to join our Company. The compensation package for Mr. Davidson was designed to provide annual cash compensation, combined with the equity compensation described below, sufficient to induce him to join the Company and continue to incentivize him to create revenue growth and shareholder value. Based upon the recommendation of the Compensation Committee, the Board approved an increase to Mr. Davidson’s base salary rate from $160,000 to $170,000 for calendar 2009, which remains his current salary.

Stock Option and Other Equity Awards

Consistent with our compensation philosophies related to performance-based compensation, long-term shareholder value creation and alignment of executive interests with those of shareholders, we make periodic grants of long-term compensation in the form of stock options or restricted stock to our executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to shareholders’ interests by providing an incentive to achieve corporate goals and increase shareholder value. Under our 2008 Equity Incentive Plan (the “2008 Plan”), we may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted the 2008 Plan to give us flexibility in the types of awards that we could grant to our executive officers and other employees.

Limited Perquisites; Other Benefits

We intend to provide our employees with a full complement of employee benefits, including health and dental insurance, short term and long term disability insurance, life insurance and a 401(k) plan but have currently only provided a health insurance plan due to limited funding. As our business grows we will look to implement the balance of the benefit plans that will be competitive with other companies in our industry and within our geographical area.

Potential Payments Upon Termination or Change of Control

Most of our stock option agreements provide for an acceleration of vesting in the event of a change in control as defined in the agreements.  Additionally, the restricted stock agreements that were awarded to management and directors in 2009 and 2010 also provide for an acceleration of vesting in the event there is a change in control as defined in the 2008 Plan.

Under the employment agreements with Mr. Davidson and Mr. Ruwe they will be entitled to severance pay equal to twelve months pay in the event their employment is terminated as a result of a “Change in Control,” defined as a change in control of more than 40% of the Company’s common stock.

Summary Compensation Table for Fiscal 2010 and 2009

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2010 and December 31, 2009 by each of the Named Executive Officers:

										Non-		Nonquali-
										Equity		fied
Name										Incentive		Deferred
and						(2)		(3)		Plan		Compen-
Principal						Stock		Option		Compen-		sation		Total
Position	Year	Salary		Bonus		Awards		Awards		sation		Earnings		Compensation
Kevin R. Davidson	2010		$170,000	$	―	$	―		$61,126	$	―	―			$231,126
President, Chief	2009		$170,000	$	―		$150,000		$0	$	―	$	―		$320,000
Executive Officer
and Chief Financial
Officer

Chad A. Ruwe (1) Chief Operating Officer	2010 2009	$ $	135,000 135,000	$ $	― ―	$ $	― 100.000	$ $	40,591 ―	$ $	― ―	$ $	― ―	$ $	175,591 235,000

(1)	Mr. Ruwe joined the Company as Executive Vice President of Operations in June 2008 and became Chief Operating Officer in 2009.

(2)
Restricted stock awards were granted to management and directors under the 2008 Plan on August 24, 2009. The value of the stock was determined to be $.50 per common share on the date of the grant as determined pursuant to FASB ASC 718 - Stock Compensation.

(3)
Represents the full value of options to purchase 1,500,000 shares of common stock at $.15 per share granted to Named Executive Officers in 2010. The value expressed represents the actual compensation cost recognized during 2010 as determined pursuant to FASB ASC 718 - Stock Compensation, because the options vested immediately, utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to financial statements included in the Company’s Form 10-K filed on March 31, 2011.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2010

The following table sets forth certain information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2010:

	Option Awards					Stock Awards
						Equity	Equity
						Incentive	Incentive
		Number of	Number of			Plan	Plan
		Securities	Securities			Awards;	Awards;
		Underlying	Underlying	Option	Option	Number	Number
	Grant	Options	Options	Exercise	Expiration	of Shares	of Shares
	Date	Exercisable	Unexercisable	Price	Date	Vested	Unvested
Kevin R. Davidson	6/5/2008	543,292	―	$0.01	6/5/2018	―	―
	6/11/2008	―	80,000	$0.35	6/11/2013	―	―
	8/24/2009	―	―	―	―	―	300,000
	11/16/2010	800,000	―	0.15	11/15/2020	―	―

Chad A. Ruwe	6/16/2008	200,000	50,000	$0.35	6/16/2013	―	―
	8/24/2009	―	―	―		―	200,000
	11/16/2010	700,000	―	0.15	11/15/2020	―	―

DIRECTOR COMPENSATION

The directors of BioDrain Medical, Inc. are not paid cash compensation for their service on the Board except for Lawrence Gadbaw, who is paid $2,000 per month for his service as Chairman of the Board.  In addition, Mr. Gadbaw receives $2,000 per month as payment under his Separation Agreement and Release dated August 13, 2008.  The final payment under this agreement was made January 12, 2011.

Beginning in 2009, the Board instituted an annual restricted stock award program for non-employee directors, except for the Chairman, under which they will be awarded 20,000 shares of restricted stock annually on each anniversary date of service on the Board.  The Board further determined that Mr. McGoldrick, Mr. Reding and Dr. Morawetz would be awarded 40,000 shares, 20,000 shares and 100,000 shares of common stock, respectively, for their prior service on the Board.  Mr. Gadbaw is entitled to a stock option, as of September 30 of each year that he continues to serve as Chairman of the Board, to purchase 30,000 shares of common stock for a fixed price that is determined by the Board to be the market value on the date of grant.  Mr. Gadbaw was granted an option to purchase 30,000 shares of common stock at $.50 per share on November 13, 2009.  The option is immediately vested and has a term of three years. The Board modified the grant of restricted stock in 2010 to be 75,000 shares per non-employee director, except for the chairman, and the chairman received an option to purchase 85,000 shares at $.15 per share. The option vested immediately and has a three year term.

Director Compensation Table for Fiscal 2010

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (1)(2)		Total ($)

Lawrence W. Gadbaw	$40,000	―		$5,728	$45,728
Peter L. Morawetz	―	$11,250	$	―	$11,250
James E. Dauwalter (3)	―	$11,250		―	$11,250
Thomas J. McGoldrick	―	$11,250		―	$11,250
Andrew P. Reding	―	$11,250		―	$11,250

(1)
Mr. Gadbaw received $2,000 per month as compensation for serving as Chairman of the Board, $2,000 per month until August 2010 as payment under a Separation Agreement and Release dated August 13, 2008 and an option to purchase 85,000 shares of common stock at $.15 per share on November 16, 2010. The value of the option was determined to be $5,728 in accordance with FASB ASC 718 - Stock Compensation using the Black-Scholes option valuation model and, because the option was immediately vested, this amount was expensed in full during fiscal 2010.

(2)
Mr. McGoldrick, Dr. Morawetz, Mr. Reding and Mr. Dauwalter each received 75,000 shares of restricted stock that was determined by the board to be worth $.15 per share. The shares will vest upon a change in control, attaining an average daily trading volume of 50,000 shares or upon reaching a minimum level of profitability for six consecutive quarters. The shares will be forfeited at the end of 10 years if such vesting conditions are not met.

(3)	Mr. Dauwalter was a director of the Company during the 2010 fiscal year and resigned on January 13, 2011.

TRANSACTIONS WITH RELATED PERSONS

 The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements.  Except as described in this proxy statement, since the beginning of fiscal 2010, there were no related party transactions arising or existing requiring disclosure, as would be required if we were subject to Nasdaq listing standards, SEC rules and regulations or the Company’s policy and procedures.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 20, 2011 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 21,479,084 shares of the Company’s common stock outstanding on April 20, 2011. Unless otherwise noted below, the address for each person or entity listed in the table is c/o BioDrain Medical, Inc., 2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)

Executive Officers and Directors:

Lawrence W. Gadbaw (2)	254,563	1.18%

Kevin R. Davidson (3)	1,676,726	7.35%

Chad A. Ruwe (4)	1,810,572	8.09%

Peter L. Morawetz	286,245	1.33%

Thomas J. McGoldrick (5)	124,491	0.58%

Andrew P. Reding (6)	122,447	0.57%

5% Shareholders:

Ron Levine (7)	4,740,509	22.07%

Carl Schwartz (8)	1,833,333	8.54%

Dean M. and Carol L. Ruwe (9)	1,974,603	8.49%

James R. Taylor IV (10)	1,232,001	5.59%

All directors and executive officers as a group (6 persons)	4,275,044	17.91%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Includes (i) options to purchase 30,000 shares of common stock at a price of $.50 per share and (ii) options to purchase 85,000 shares at $.15 per share.

(3)	Includes (i) options to acquire 543,292 shares of common stock at $.01 per share and (ii) options to acquire 800,000 shares of common stock at $.15 per share.

(4)
Includes (i) options to acquire 200,000 shares of common stock at $.35 per share, and (ii) options to acquire 700,000 shares of common stock at $.15 per share. Does not include 621,429 shares of common stock underlying warrants because such securities contain a restriction on exercise limiting the holder’s ability to exercise to the extent that such exercise would cause the beneficial ownership of the holder, together with its affiliates, to exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock as a result of an exercise.

(5)	Includes options to acquire up to 5,985 shares of common stock granted pursuant to a director stock option agreement by and between Mr. McGoldrick and the Company.

(6)	Includes options to acquire 23,941 shares of common stock granted pursuant to a director stock option agreement by and between Mr. Reding and the Company.

(7)
Includes 1,746,667 shares of common stock registered to the Ron Levine IRA, 118,408 shares of common stock registered to Bellejule Partners, LP, 1,666,667 shares of common stock registered to the Carole Levine IRA, and 1,208,767 shares of common stock registered to Caron Partners, LP. This number does not include 330,000 shares of common stock underlying warrants registered to the Ron Levine IRA, 71,429 shares of common stock underlying warrants registered to Bellejule Partners, LP, and 4,530,001 shares of common stock underlying warrants registered to Caron Partners, LP because such securities contain a restriction on exercise limiting the holder’s ability to exercise to the extent that such exercise would cause the beneficial ownership of the holder, together with its affiliates, to exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock as a result of an exercise.  Ron Levine is the beneficial owner of, and natural person with voting and dispositive power over, these securities. Beth Levine is the general partner of Caron Partners, LP, and, in such capacity, may also be deemed to have voting and dispositive power over the securities registered to Caron Partners, LP. Carole Levine may also be deemed to have voting and dispositive power over the securities registered to the Carole Levine IRA.

(8)
This number does not include 1,833,333 shares of common stock underlying warrants because such securities contain a restriction on exercise limiting the holder’s ability to exercise to the extent that such exercise would cause the beneficial ownership of the holder, together with its affiliates, to exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock as a result of an exercise.

(9)
Includes 1,774,603 shares of common stock underlying convertible debt.  This number does not include 1,831,112 shares of common stock underlying warrants because such securities contain a restriction on exercise limiting the holder’s ability to exercise to the extent that such exercise would cause the beneficial ownership of the holder, together with its affiliates, to exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock as a result of am exercise.  These security holders are the parents of Chad A. Ruwe, our Chief Operating Officer.

(10)
Includes 571,429 shares of common stock underlying a warrant at $.46 per share.  This number does not include 1,000,000 shares of common stock underlying convertible debt because such securities contain a restriction on conversion limiting the holder’s ability to exercise to the extent that such conversion would cause the beneficial ownership of the holder, together with its affiliates, to exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock as a result of a conversion.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO BIODRAIN’S SECRETARY AT 2060 CENTRE POINTE BOULEVARD, SUITE 7, MENDOTA HEIGHTS, MINNESOTA 55120.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting.  However, since it is possible that matters of which the Board and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

Kevin R. Davidson
President, Chief Executive Officer, Chief Financial Officer
And Director

Mendota Heights, Minnesota
May 1, 2011

Appendix A

AMENDMENT NO. 1
TO
BIODRAIN MEDICAL, INC. 2008 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of BioDrain Medical, Inc. (the “Company”) previously adopted, and the shareholders approved, the BioDrain Medical, Inc. 2008 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 12.1 of the Plan, the Board has the authority to amend the Plan at any time; and

WHEREAS, the Board has adopted, and the shareholders have approved, an amendment to increase the number of shares of common stock reserved for the Plan.

NOW, THEREFORE, RESOLVED, that the BioDrain Medical, Inc. 2008 Equity Incentive Plan be and it is hereby amended as follows:

1.           Section 4.1 of the Plan is hereby amended by increasing the number of shares of common stock reserved for the Plan from 3,000,000 to 7,000,000.

2.           Except as amended herein, all provisions of the Plan shall remain in full force and effect.

*    *    *    *    *

 I hereby certify that the foregoing Amendment No. 1 was duly adopted by the Board of Directors of BioDrain Medical, Inc. on ___________, 2011.

 Executed on this ___day of _______, 2011.

By
Name: Alan G. Shuler
Title: Secretary

*    *    *    *    *

 I hereby certify that the foregoing Amendment No. 1 was duly adopted by the shareholders of BioDrain Medical, Inc. on                          , 2011.

 Executed on this                  day of                 , 2011.

By
Name:
Title: Secretary

A-1

BIODRAIN MEDICAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 14, 2011
3:30 p.m. (Central Time)

At the Company’s offices at
2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2011:

The Proxy Statement and the Annual Report on Form 10-K of BioDrain Medical, Inc. are available at
www.Biodrainmedical.investorroom.com

BioDrain Medical, Inc.
2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 14, 2011.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

The undersigned hereby appoints KEVIN R. DAVIDSON AND LAWRENCE W. GADBAW, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of BioDrain Medical, Inc. (the “Company”) registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 2060 Centre Pointe Boulevard, Suite 7 Mendota Heights, Minnesota 55120 at 3:30 p.m. (Central Time) on June 14, 2011 (if you need directions to the Annual Meeting, please contact the Company at (651) 389-4800, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

ä Please detach here ä

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1. Re-elect directors:	01 – Lawrence W. Gadbaw 02 – Kevin R. Davidson 03 – Chad A. Ruwe 04 – Peter L. Morawetz 05 – Thomas J. McGoldrick 06 – Andrew P. Reding	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).
2. To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.		☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve an amendment of the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 7,000,000.		☐ FOR ☐ AGAINST ☐ ABSTAIN

4. In their discretion, upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTES BE WITHHELD.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.